UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

July 26, 2007

Date of Report

(Date of earliest event reported)

GENWORTH FINANCIAL, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-32195	33-1073076
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. EmployerIdentification No.)

6620 West Broad Street, Richmond, VA		23230
(Address of principal executive offices)		(Zip Code)

(804) 281-6000

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02 Results of Operations and Financial Condition.

On August 2, 2007, Genworth Financial, Inc. announced revisions to its reported income from discontinued operations, gain on sale of discontinued operations, net income and earnings per basic and diluted share amounts for the three and six month periods ended June 30, 2007, which were originally reported on July 26, 2007. These revisions had no effect on previously reported income from continuing operations, net operating earnings or related per share amounts.

Originally reported and revised amounts are as follows:

	Three months ended June 30, 2007		Six months ended June 30, 2007
(Amounts in millions, except per share amounts)	As Reported	As Revised	As Reported	As Revised
Income from discontinued operations, net of taxes	$6	$5	$16	$15

Gain on sale of discontinued operations, net of taxes	$60	$53	$60	$53

Net income	$387	$379	$711	$703

Earnings per common share:
Basic	$0.88	$0.86	$1.61	$1.60

Diluted	$0.86	$0.84	$1.57	$1.56

The revised gain on sale of discontinued operations and the revised income from discontinued operations related to the recent completion of the post-closing audit of the second quarter sale of the employee benefits group business.

A revised second quarter 2007 financial supplement can be found at the company’s website at http://www.genworth.com.

The information contained in this Current Report on Form 8-K/A is being furnished and shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that Section. The information contained in this Current Report on Form 8-K/A shall not be incorporated by reference into any registration statement or other document pursuant to the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in any such filing.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GENWORTH FINANCIAL, INC

Date: August 2, 2007	By:	/S/ SCOTT R. LINDQUIST
Scott R. Lindquist Vice President and Controller (Principal Accounting Officer)

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